MD Anderson Performs First MRI-Guided Brain Biopsy Using ClearPoint® System

Procedure represents newest use of MRI Interventions’ next-generation technology.

MEMPHIS, Tenn., June 5, 2012 (GLOBE NEWSWIRE)– MRI Interventions, Inc. (OTCBB: MRIC) today announced that the first MRI-guided brain biopsy using the company’s ClearPoint® System has been performed at MD Anderson in Houston, Texas by neurosurgeon Dr. Ashwin Viswanathan, working with Dr. Sujit Prabhu. The MRI-guided brain biopsy represents the newest use of the ClearPoint System, which has already been successfully used by neurosurgeons in the United States for the insertion of electrodes and catheters in the brain.

MRI Interventions’ ClearPoint System is an integrated system of reusable components, disposable components and intuitive, menu-driven software. It provides guidance for the placement and operation of instruments during neurological procedures performed within the magnetic resonance imaging (MRI) environment. Using the ClearPoint system, a physician sees and selects a neurological target, aims MRI Interventions’ targeting device, and watches via MRI as the surgical instrument is advanced to the target. The ClearPoint system is intended to be used as an integral part of procedures, such as biopsies and catheter and electrode insertions, which have traditionally been performed using stereotactic methods, and the system is designed to allow those procedures to be performed in a hospital’s existing MRI suite.

“The system worked well,” said Dr. Prabhu. “The clear advantage is confirming the position of the needle tip prior to a biopsy and also identifying a safe trajectory to the lesion.”

The biopsy needle used in the procedure at MD Anderson was a brain biopsy needle manufactured by Ad-Tech Medical Instrument Corporation.

About MRI Interventions, Inc.
Founded in 1998, MRI Interventions, Inc. is creating innovative platforms for performing the next generation of minimally invasive surgical procedures in the brain and heart.  Utilizing a hospital’s existing MRI suite, the company’s FDA-cleared ClearPoint® system is designed to enable a range of minimally invasive procedures in the brain.  In partnership with Siemens Healthcare, MRI Interventions is developing the ClearTrace™ system to enable MRI-guided catheter ablations to treat cardiac arrhythmias, including atrial fibrillation. Building on the imaging power of MRI, the company’s interventional platforms strive to improve patient care while reducing procedure costs and times. MRI Interventions is also working with Boston Scientific Corporation to incorporate its MRI-safety technologies into Boston Scientific's implantable leads for cardiac and neurological applications.  For more information, please visit www.MRIinterventions.com.

Contacts
MRI Interventions, Inc.
David Carlson, CFO 901.522.9300

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